EXHIBIT 10.2

TRANSITIONAL SERVICES AGREEMENT

This Transitional Services Agreement (the “Agreement”) is entered into and shall become effective as of September 28, 2010 by and between Andrew K. Borgstrom (“Borgstrom”) and Analysts International Corporation (the “Company”).

RECITALS

WHEREAS, Borgstrom has recently resigned as President and Chief Executive Officer of the Company and has also resigned from the Board of Directors of the Company, in order to devote full-time attention to RapiDemand, a technology M&A advisory firm based in his home state of Illinois; and

WHEREAS, to assist the Company through a transitional period and to provide continuity in business endeavors currently in process, Borgstrom has agreed to provide consulting services to the Company as hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises contained herein, Borgstrom and the Company agree as follows:

AGREEMENT

1.                                       Duties; Compensation.

1.1.                              Between October 1, 2010 and January 31, 2011, Borgstrom will be available to the Company during normal working hours for the purpose of consulting with the following individuals on matters of ongoing business operations and strategic initiatives: (a) the Board of Directors of the Company, acting through the Chairman of the Board; (b) the Company’s Chief Financial Officer; and (c) the Company’s Acting General Counsel.  Borgstrom shall serve the Company as an independent contractor and shall not be considered an employee of the Company.

1.2.                              In consideration of Borgstrom’s performance of the services hereunder and subject to Section 1.5 below, Borgstrom shall be paid a monthly consulting fee of Twenty-Five Thousand Dollars ($25,000.00), in the form of checks from the Company to be mailed to him on October 4, 2010; November 1, 2010; December 1, 2010; and January 3, 2011.  This Agreement shall terminate at the close of business on January 31, 2011 and no amounts shall be payable to Borgstrom thereafter under this Agreement other than any amounts due hereunder that have not yet been paid.

1.3.                              The provisions of this Section 1 shall not be deemed to prohibit Borgstrom from devoting reasonable time to personal or other business matters that do not constitute “Competitive Acts” as such term is defined in Section 12.2 of the Employment Agreement with the Company which Borgstrom signed on December 17, 2009 (the “Borgstrom Employment Agreement”).

1.4.                              The Company will reimburse Borgstrom in accordance with its normal reimbursement policy for pre-approved and reasonable travel and other expenses incurred at the Company’s request in carrying out Borgstrom’s requested duties under this Agreement.  Reimbursement for approved expenses will be made within thirty (30) days of receipt from Borgstrom of an itemized expense report.

2.                                       Reaffirmation of Continuing Obligations.

2.1.                              Notwithstanding his resignation as an officer and director of the Company, Borgstrom acknowledges and hereby reaffirms his continuing obligations under Sections 9 and 10 of the Employment Agreement, which governs the use and disclosure of “Confidential Information” (as such term is defined in Section 9.2 of the Employment Agreement).

2.2.                              Notwithstanding his resignation as an officer and director of the Company, Borgstrom acknowledges and hereby reaffirms his continuing obligations under Section 11 of the Employment Agreement, which contains restrictions against solicitation and noninterference.

2.3.                              Notwithstanding his resignation as an officer and director of the Company, Borgstrom acknowledges and hereby reaffirms his continuing obligations under Section 12 of the Employment Agreement, which contains restrictions against competition.

2.4.                              Notwithstanding his resignation as an officer and director of the Company, Borgstrom acknowledges and hereby reaffirms his continuing obligations under Section 16 of the Employment Agreement, which contains mutual restrictions against disparagement.

3.                                       Miscellaneous Provisions.

3.1.                              Borgstrom acknowledges receipt of adequate consideration for signing this Agreement and further acknowledges that no promises or agreements of any kind, other than contained in the Separation Agreement and Release of Claims, have been made to him by any person or entity whatsoever to cause him to sign this Agreement.

3.2.                              All payments from the Company to Borgstrom shall be subject to all legally required reporting requirements.  Borgstrom shall be responsible for the payment of all taxes with respect to the payments made under this Agreement.

3.3.                              The Recitals above are true and correct and are part of this Agreement.

3.4.                              This Agreement can be modified only in writing, which must be signed by both Borgstrom and Company to be effective.

3.5.                              This Agreement constitutes the entire and exclusive agreement between the Company and Borgstrom with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between such parties, written or oral, to the extent they have related in any way to the subject matter hereof.

3.6.                              In case any one or more of the provisions of this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

3.7.                              The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court within the State of Minnesota having jurisdiction, state or federal, this being in addition to any other remedy to which they are entitled at law or in equity.

3.8.                              This Agreement is entered into in the State of Minnesota and shall be governed by and construed and enforced in accordance with the laws of said State, without giving effect to principles of conflicts of law.  The undersigned each irrevocably consent to the jurisdiction of the United States District Court for the District of Minnesota and the courts of the State of Minnesota in any suit, action, or proceeding brought under, based on or related to or in connection with this Agreement, and each of the undersigned agrees that either of the aforesaid courts shall be the exclusive original forum for any such action.

3.9.                              This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.  Both parties agree that signature pages may be detached from separate counterparts and attached to a separate counterpart so that all signature pages are physically attached to the same document.  Transmission by facsimile or in PDF format of an executed counterpart to this Agreement will be deemed due and sufficient delivery of such counterpart, and a photocopy of an executed counterpart sent by facsimile transmission or electronically in PDF format may be treated by the parties as a duplicate original.

3.10.                        This Agreement will become effective on September 28, 2010.

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IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below:

Analysts International Corporation		Andrew K. Borgstrom

By:	/s/ Douglas C. Neve	/s/ Andrew K. Borgstrom
Title:	Chairman
Date signed:	9/29/10	Date signed:	9/29/10